UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1 TO REGISTRATION STATEMENT
ON FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PACKAGED ICE, INC.

(Exact name of registrant as specified in its charter)

TEXAS	76-0316492
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

3535 TRAVIS STREET, SUITE 170 DALLAS, TEXAS 75204
(Address of Principal Executive Offices) (Zip Code)

(214) 526-6740
(Issuer’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:                                          (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits.
INDEX OF EXHIBITS
EX-4.2 First Amendment to the Rights Agreement

     The undersigned registrant, Packaged Ice, Inc., a Texas corporation (the “Company”) hereby amends and supplements Items 1 and 2 of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 1, 1999 (the “Registration Statement”), as set forth below:

Item 1. Description of Registrant’s Securities to be Registered

     On May 12, 2003, the Company executed Amendment No. 1 (the “Rights Amendment”) to the Rights Agreement dated as of October 29, 1999, (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company as Rights Agent (the “Rights Agent”). The Rights Amendment provides that the execution, delivery and performance of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 12, 2003, by and among the Company, CAC Holdings Corp., a Delaware corporation (“Parent”) and Cube Acquisition Corp., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub”), will not cause Parent, Merger Sub or any of their affiliates or associates to become an “Acquiring Person” (as defined in the Rights Agreement) nor give rise to a “Distribution Date,” or trigger the shareholders rights to purchase preferred stock (as described in Section 11 of the Rights Agreement).

     The Rights Amendment is attached as Exhibit 4.2 hereto and is incorporated by reference herein, and the foregoing description of the Rights Amendment is qualified in its entirety by reference to the Rights Amendment.

Item 2. Exhibits.

Number	Description

4.1	Rights Agreement dated as of October 29, 1999, between Packaged Ice, Inc. and American Stock Transfer & Trust Company as Rights Agent (previously filed as Exhibit No. 1 to the Form 8-A filed with the Securities and Exchange Commission on November 1, 1999).

4.2	First Amendment to the Rights Agreement, dated as of May 12, 2003 between Packaged Ice, Inc. and American Stock Transfer & Trust Company as Rights Agent (filed herewith).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

PACKAGED ICE, INC.

	BY:	/s/ STEVEN J. JANUSEK

Dated: May 19, 2003		Steven J. Janusek, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit
Number	Description

4.1	Rights Agreement dated as of October 29, 1999, between Packaged Ice, Inc. and American Stock Transfer & Trust Company as Rights Agent (previously filed as Exhibit No. 1 to the Form 8-A filed with the Securities and Exchange Commission on November 1, 1999).

4.2	First Amendment to the Rights Agreement, dated as of May 12, 2003 between Packaged Ice, Inc. and American Stock Transfer & Trust Company as Rights Agent (filed herewith).